NUMBER
00



SHARES

LASER PHOTONICS CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE :
Authorized To Issue 100,000,000 Shares Of Common Stock At $ 0.01 Par Value

This Certifies That ______________________________

is hereby issued ______________________________ *fully paid and non-assessable Shares of the Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ______ *day of* ________ *A.D.,* ______

______________________ ______________________

For Value Received, ______ hereby sell, assign and transfer unto ____

____ *Shares*

represented by the within Certificate and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________________

In presence of

____

____

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.